SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

Madero, Inc.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Madero, Inc.
591 Broadway, 5th Floor
New York, New York 10012

INFORMATION STATEMENT

This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C there under (the “Information Statement”) will be mailed on or about __________, 2008 to the stockholders of record as of ______________, 2008 (the “Record Date”) of Madero, Inc., a Nevada corporation (the “Company”) in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of ______________, 2008.

The actions to be taken pursuant to the written consent shall be taken on or about __________, 2008, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND
NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY
MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

Rich Jenkins
Chairman of the Board

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT
OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES
OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS, DATED ____________, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following actions will be taken, pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated _____________, 2008, in lieu of a special meeting of the stockholders. Such action will be taken on or about ______________, 2008:

1.	The articles of incorporation of the Company, (the “Articles of Incorporation”), will be amended to change the Company's name from “Madero, Inc.” to “Media Power, Inc.”;

2.	The Articles of Incorporation will be amended to increase the number of authorized common stock, par value $0.001 per share, from 75,000,000 to 500,000,000.

3.	Every one issued and outstanding shares of Common Stock be and hereby are automatically split into 12 shares of Common Stock

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.  The Board of Directors of the Company has unanimously approved the above actions.

By Order of the Board of Directors,

Rich Jenkins
Chairman of the Board

MADERO, INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
CONSENT OF STOCKHOLDERS OWNING A MAJORITY
OF SHARES OF VOTING SECURITIES ENTITLED TO VOTE THEREON

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SUMMARY

YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS INFORMATION STATEMENT OR DELIVERED WITH THIS INFORMATION STATEMENT.

Name Change
The amendment to the Articles of Incorporation of Madero, Inc., a Nevada corporation (which we refer to as “the Company,” “we,” “us” or “our”) provides for a change of the Company’s name to Media Power, Inc.

See “NAME CHANGE AND INCREASE IN AUTHORIZED COMMON STOCK”.

Increase in Authorized Shares	The amendment also provides for an increase in the number of authorized shares of common stock from 75,000,000 to 500,000,000. See “NAME CHANGE AND INCREASE IN AUTHORIZED COMMON STOCK”.
Forward Split	Every one issued and outstanding share of Common Stock will be automatically split into 12 shares of Common Stock.

See “FORWARD SPLIT”.

Recommendations of the Board of Directors and Written Consent of the Majority of the Company’s Stockholders
Our Board of Directors unanimously approved the Amendment to the Company’s Articles of Incorporation, a copy of which is attached as Appendix “A” (the “Amendment”).  The members of the Board of Directors unanimously believe that the Amendment is fair to, and in the best interests of, our stockholders.  The Amendment was also approved by a majority of the holders of our common stock by written consent on October 24, 2008.

General Information

This Information Statement is being furnished to the stockholders of Madero, Inc., a Nevada corporation (which we refer to in this Information Statement as “the Company,” “we,” “us” or “our”), to advise them of the corporate action described herein, which has been authorized by the written consent of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon.  This action is being taken in accordance with the requirements of the Nevada General Corporation Law (“NGCL”).

Our executive offices are located at 591 Broadway, 5th Floor, New York, New York 10012, and our telephone number is (212) 857-9000.  This Information Statement will first be mailed to stockholders on or about ___________, 2008 and is being furnished for informational purposes only.

Our Board of Directors has determined that the close of business on ________, 2008 was the record date (“Record Date”) for the stockholders entitled to notice about the action authorizing an amendment to our Articles of Incorporation, as previously amended (the “Articles of Incorporation”) to change the Company’s name and increase the number of authorized shares of common stock from 75,000,000 to 500,000,000; and to split every one issued and outstanding share of Common Stock automatically into 12 shares of Common Stock (the “Actions”).

On October 24, 2008, stockholders who own of record 4,310,418 shares of the Company’s common stock, representing approximately 51.8% of the outstanding shares of the Company’s common stock, executed and delivered to us a written consent authorizing and approving the Actions.

Accordingly, as the Actions have been approved by a majority of our outstanding voting securities entitled to vote thereon, no vote or further action of our stockholders is required to approve the Actions.  You are hereby being provided with notice of the approval of the Actions by less than unanimous written consent of our stockholders. However, under federal law, the Actions will not be effective until at least 20 days after this Information Statement has first been sent to stockholders.  Stockholders do not have any dissenter or appraisal rights in connection with the Actions.

On October 22, 2008, our Board of Directors approved the Actions and authorized our officers to deliver this Information Statement.

Interest of Persons in Matters to be Acted Upon

Except as discussed in this Information Statement, no director or officer of the Company at any time since the beginning of the last fiscal year, or principal stockholder, has a substantial or material interest in the favorable outcome of the Actions.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 75,000,000 shares of common stock (“Common Stock”), of which 8,320,000 shares were issued and outstanding as of the Record Date. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated October 24, 2008; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on ___________.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of ___________, 2008, concerning shares of common stock of the Company, the only class of its securities that are issued and outstanding, held by (1) each stockholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (2)
Media Power, Inc. (3)	4,000,000	48.07%
Mike Lizarraga (4)	0	0
Richard Jenkins (3)	0	0
All officers and Directors as a group (1 persons)	4,000,000	48.07%

(1)
Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it. Percentages of less than one percent have been omitted from the table.

(2)	Calculated on the basis of 8,320,000 shares of Common Stock outstanding.
(3)
Shares are held in the name of Media Power, Inc. Mr. Jenkins is the Chief Executive Officer of Media Power, Inc. and serves as President, Chief Executive Officer, Chief Financial Officer, Secretary and sole board member of the Registrant.

(4)	Mr. Lizarraga is the former president, chief executive officer, and chief financial officer, of the Registrant.

NAME CHANGE AND INCREASE IN AUTHORIZED COMMON STOCK

We are currently authorized by our Articles of Incorporation to issue 75,000,000 shares of common stock, $0.001 par value per share.

In connection with the change of control, and Media Power, Inc. (“MPI”) obtaining controlling interest of the Company. Currently there are no agreements in place to merge MPI with and into the Company. At such time as MPI may enter into an agreement we will provide disclosure of the terms of any such transaction. There is no guarantee that we will enter into any such agreement.

Accordingly, our Board of Directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of our common stock to allow for the issuance of shares of our common stock or other securities in connection with such potential transaction and such other purposes as our Board of Directors determines.

The increase in the authorized number of shares of our common stock will permit our Board of Directors to issue additional shares of our common stock without further approval of our stockholders, and our Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements.  Our issuance of additional shares of common stock may result in substantial dilution to our existing stockholders, and such issuances may not require stockholder approval.

Although we from time to time review various transactions that could result in the issuance of shares of our common stock, we have not reviewed any transaction to date that would result in an issuance of shares of our common stock.  However, upon the increase in authorized shares of our common stock being effective, we may begin to review transactions that may result in an issuance of shares of our common stock (in addition to MPI).

We do not have in place provisions which may have an anti-takeover effect.  The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock.  It may also adversely affect the market price of our common stock.  However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our common stock may increase.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by our stockholders.

On October 22, 2008, our Board of Directors authorized the increase the authorized number of shares of our common stock from 75,000,000 to 500,000,000.  At that meeting the Board of Directors also authorized the change of the Company’s name to Media Power, Inc.  On October 24, 2008, the amendment to our Articles of Incorporation to reflect these actions was approved by written consent of holders representing approximately 51.8% of the outstanding shares of our common stock. As such, no vote or further action of the stockholders of the Company is required to approve the amendment of our Articles of Incorporation to increase the authorized shares of our common stock or change the Company’s name.  You are hereby being provided with notice of the approval of the amendment to our Articles of Incorporation, by less than unanimous written consent of our stockholders. A form of the approved Certificate of Amendment to the Articles of Incorporation is attached to this Information Statement as Appendix “A”.

We intend to file the Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada promptly after the twentieth day after the date this Information Statement has first been sent to stockholders.

FORWARD STOCK SPLIT

The intent of the Forward Stock Split is to increase the marketability and liquidity of the Common Stock and to allow us to entertain a possible transaction with MPI. The Board of Directors believes that the limited number of shares outstanding limits the marketability of the Common Stock. However, there can be no assurance that this will come to pass. Although the Forward Stock Split would not, by itself, impact our assets or business, the Forward Stock Split could result in an increase in the aggregate market value of our equity capital. The Board of Directors believes that this risk is outweighed by the benefits of the Forward Stock Split.

The change in the number of outstanding shares of our Common Stock due to the Forward Stock Split will result in an accounting adjustment to our balance sheet. Our balance sheet will be adjusted by re-allocating from the equity line item entitled "Common Stock - Issued and Outstanding Shares" to the equity line entitled "Additional Paid-In-Capital." Other than this change to our balance sheet, the Forward Stock Split will have no material effect on our financial business and will not impact the rights of the holders of our Common Stock.

Effectiveness

The Forward Stock Split will become effective as soon as practicable after the filing and approval with The NASDAQ OMX Group, Inc. Upon the effectiveness of the Forward Stock Split, the number of shares of our Common Stock issued and outstanding would be increased to a number that would be equal to the number of shares of our Common Stock issued and outstanding immediately prior to the effectiveness of the Forward Stock Split, multiplied by 12. The actual number of authorized shares of our Common Stock would not be changed.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock prior to and subsequent to the Forward Stock Split would remain the same. After the effectiveness of the Forward Stock Split, we do not anticipate that our financial condition or any aspect of our business would materially change as a result of the Forward Stock Split.

Commencing at the close of business following the date The NASDAQ OMX Group, Inc. authorizes and approves the Forward Stock Split (the “Effective Time”), each stock certificate representing shares of our Common Stock before such date (the “Pre-Effective Stock”) would be deemed for all corporate purposes without any action on the part of the shareholders to evidence ownership of the increased number of shares of our Common Stock resulting from the Forward Stock Split (the “Post-Effective Stock”). As soon as practicable after such date, stockholders would be notified as to the effectiveness of the Forward Stock Split and instructed as to how and when to surrender their certificates representing shares of Pre-Effective Stock in exchange for certificates representing shares of Post-Effective Stock. We intend to use Empire Stock Transfer as our exchange agent in effecting the exchange of certificates following the effectiveness of the Forward Stock Split.

The Forward Stock Split alone will increase the number of outstanding shares of Common Stock to approximately 99,840,000 shares. The number of shares of capital stock authorized by the Certificate of Incorporation will not change as a result of the Forward Stock Split, but will change as a result of the proposal above to amend our Certificate of Incorporation to increase the number of authorized shares to 500,000,000. The Common Stock issued pursuant to the Forward Stock Split will be fully paid and non-assessable. The Forward Stock Split will not alter the voting and other rights that presently characterize the Common Stock.

Fractional Shares

No fractional shares of our Common Stock will be issued to stockholders as a result of the Forward Stock Split.

By Order of the Board of Directors,

Rich Jenkins
Chairman of the Board

APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

* * * * * *

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is Madero, Inc. (hereinafter called the “Corporation”).

2. The Articles of Incorporation of the Corporation have been amended as follows:

(i) Striking out Article “FIRST” thereof and by substituting in lieu of said Article the following new Article:

“FIRST. The name of the corporation (hereinafter called the “Corporation”) is Media Power, Inc.”

(ii) Striking out Article “FOURTH” thereof and by substituting in lieu of said Article the following new Article:

“FOURTH. That the total number of voting common stock authorized that may be issued by the Corporation is Five Hundred Million (500,000,000) shares of stock with .001 par value, and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: _______________.

4. Effective date of filing (optional): _______________________________________________.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):
_______________________________.
Rich Jenkins, President
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Articles of Incorporation to be signed by its duly authorized officer this ___ day of ______ 2008.

By: Name: Rich Jenkins Title: President